EXHIBIT 99.2

FIRST AMENDMENT
TO
POSSESSORY COLLATERAL PLEDGE AGREEMENT

1.          RECITALS

             On or about October 8, 2010 Mark S. Gorder (“Debtor”) executed a Possessory Collateral Pledge Agreement (the “Agreement) in favor of U.S. Bank N.A. (“Bank”) pursuant to which the Debtor granted the Bank a security interest in and collateral, assigned to the Bank certain “Collateral,” as defined in the Agreement.

             WHEREAS, the Agreement, as executed, does not accurately reflect the understanding of the Bank and the Debtor, and the Bank and the Debtor desire to amend the Agreement to reflect their mutual understanding.

2.          AMENDMENT TO SECTION 2.12

             Section 2.12 of the Agreement is amended by deleting the reference to “100%” and replacing it with a reference to “70%.”

3.          AMENDMENT TO EXIBIT A

             Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

4.          RELEASE OF COLLATERAL

             The Bank agrees that securities that the Debtor held in U.S. Bank National Association’s Securities Account No. XXXXXXXXXXXX between October 8, 2010 and November 10, 2010 and that Debtor removed from the Account on November 10, 2010 and transferred to Account No. XXXXXXXXXXXX are released from the security agreement and assignment set forth in the original Agreement.

5.          NO FURTHER MODIFICATION

             Except as expressly amended by this Agreement, the Possessory Collateral Pledge Agreement remains unmodified and in full force and effect.

Debtor: Mark S. Gorder

/s/ Mark S. Gorder
Mark S. Gorder

Bank: U.S. Bank National Association
By:	/s/ James Passeri
Its:	V.P.

Exhibit A

Dated: October 8, 2010

Description of Collateral	Identification No./Renewal-Expiry Date
(CDs, Notes, Bonds, etc.)

All contents of Securities Account No. XXXXXXXXXXXX at U.S. Bank National Association on November 11, 2010 or at any time thereafter.	XXXXXXXXXXXX